Delek Logistics Partners Reports Third Quarter 2013 Results

BRENTWOOD, Tenn., November 5, 2013 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"), a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure, today announced financial results for the quarter ended September 30, 2013.

For the third quarter 2013, Delek Logistics reported net income of $11.4 million, or $0.51 per diluted limited partner unit. Distributable cash flow of $12.9 million was better than the forecast provided in the prospectus filed with the Securities and Exchange Commission on November 1, 2012 (the “Prospectus”).

Distribution Update

On October 25, 2013, Delek Logistics declared a regular cash distribution of approximately $9.9 million, or $0.405 per unit payable on November 14, 2013, which equates to $1.62 per unit on an annualized basis. This represents a 2.5 percent increase from the second quarter 2013 distribution of $0.395 per unit, or $1.58 per unit on an annualized basis, and is 8.0 percent higher than Delek Logistics' minimum quarterly distribution of $0.375 per unit, or $1.50 per unit on an annualized basis.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our business continued to perform well during the third quarter. Both EBITDA and distributable cash flow during the period exceeded our forecast provided in the Prospectus. Demand in the Texas marketing operations and throughput in the SALA Gathering System were better than forecast. In addition, RINs associated with ongoing ethanol blending activity in the west Texas operations benefited our wholesale gross profit. The Tyler logistics assets acquired from Delek US in July performed well, exceeding our throughput expectations during the quarter. We expanded the business during the third quarter with two acquisitions and recently completed our third acquisition with the purchase of a terminal in North Little Rock, Arkansas during October. Our quarterly distribution was recently increased, and going forward, we expect to continue to have the financial flexibility that will support future growth through additional asset purchases from Delek US and third parties.”

Financial Results

Delek Logistics commenced operations on November 7, 2012 upon the completion of its initial public offering (the “Offering”) and the concurrent contribution of certain assets from its sponsor, Delek US Holdings, Inc. (NYSE: DK) ("Delek US"). For accounting purposes, the results from operations prior to the Offering from the assets and entities that were contributed to Delek Logistics concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Therefore, results from operations for the three and nine months ended September 30, 2012 show the results of the Predecessor. Because management believes results presented from this prior year period are not directly comparable, this earnings release focuses on results from operations during the third quarter 2013.

On July 26, 2013, Delek Logistics acquired a tank farm and product terminal (the "Tyler Assets") from a subsidiary of Delek US for $94.8 million in cash. For reporting purposes, the tank farm is part of the pipeline and transportation segment and the product terminal is in the wholesale marketing and terminalling segment.

Revenues for the third quarter 2013 were $243.3 million and contribution margin was $17.6 million. Total operating expenses of $7.5 million were higher than forecast primarily due to addition of the Tyler Assets. General and administrative expenses of $1.9 million were in line with forecast provided in the Prospectus.

For the third quarter 2013, earnings before interest, taxes depreciation and amortization (“EBITDA”) was $15.7 million.

Results from the Wholesale Marketing and Terminalling segment were better than previously forecast in the Prospectus primarily due to the addition of the Tyler Assets, higher volumes in the marketing operations and the ongoing benefit of ethanol blending activities. During the third quarter, volume under the East Texas Marketing Agreement of 61,698 barrels per day and volume of 18,966 barrels per day in west Texas were both higher than previously forecast in the Prospectus. Demand for refined products remained strong as economic growth in the west Texas area benefited from oil drilling activity. The margin per barrel was $1.63 and included approximately $2.0 million, or $1.13 per barrel, from renewable identification numbers (RINs) related to ongoing ethanol blending activities. During the third quarter 2013, RINs value averaged $0.84 per RIN and declined to an average of approximately $0.33 per RIN for October. A decline in wholesale fuel prices late in the third quarter, combined with competitive pressures and less attractive ethanol blending economics reduced the average gross margin per barrel sequentially from the second quarter 2013. Terminalling volume of 74,024 barrels per day during the quarter was increased primarily by the addition of the Tyler Assets. Throughput at this terminal was approximately 60,000 barrels per day during the quarter, which exceeded pro-forma expectations at the time of the acquisition.

The Pipeline and Transportation segment's performance during this period primarily benefited from throughput of 21,921 barrels per day in the SALA Gathering System, which exceeded the forecast provided in the Prospectus. As expected, fees derived from the East Texas Crude Logistics System, which supports Delek US's Tyler, TX refinery, continued at minimum contractual levels due to the reconfiguration of a third party pipeline that commenced service on April 1, 2013 to supply crude to this refinery. This segment also benefited from the tank farm fees associated with the Tyler Assets.

As of September 30, 2013, Delek Logistics had a cash balance of $6.7 million and total debt was $161.0 million. The increase in total debt from $90.0 million at June 30, 2013 was primarily related to the acquisition of the Tyler Assets for $94.8 million. On July 9, 2013 our revolving credit facility was amended to increase lender commitment levels to $400 million from $175 million previously.

Recent Acquisitions

On October 24, 2013, an affiliate of Delek Logistics purchased a light products terminal in North Little Rock, Arkansas from an affiliate of Enterprise Products Partners LP. This terminal has a throughput capacity of approximately 10,000 barrels per day and is expected to contribute approximately $800,000 of EBITDA in the first twelve months of operation. This terminal is expected to be supported by Delek US' El Dorado, Arkansas refinery through the Enterprise light products pipeline.  Capital expenditures of $5.4 million will be necessary to increase biodiesel blending ability and gasoline and diesel throughput capacity to approximately 17,500 barrels per day at this terminal over time.

On July 26, 2013, Delek Logistics acquired the Tyler Assets. These assets are expected to contribute approximately $10.5 million of EBITDA annually. The tank farm has an aggregate shell capacity of approximately two million barrels and consists of 96 tanks and ancillary assets. The product terminal had an estimated total throughput of approximately 55,000 barrels per day in 2012 and has an estimated capacity of 72,000 barrels per day. These assets are located adjacent to Delek US's Tyler refinery and will continue to support that operation in the future. In connection with this transaction, among other agreements, an eight year throughput and tankage agreement for the terminal assets, storage tanks and related assets was entered into with the seller.

On July 19, 2013, a subsidiary of Delek Logistics purchased an 8-inch diameter pipeline in Smith County, Texas from an affiliate of Enterprise Products Partners L.P. This pipeline connects to Delek Logistics' Big Sandy pipeline. Once this pipeline is refurbished, which is expected to be complete in the fourth quarter 2013 at an estimated cost of $1.3 million, Delek US's Tyler refinery will be able to supply refined products to our Big Sandy terminal via pipeline allowing the terminal to become fully operational. Expected annual EBITDA from this asset is approximately $700,000. In connection with this transaction, a throughput agreement expiring in November 2017 with Delek US was amended to include this pipeline.

Third Quarter 2013 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its third quarter 2013 results on November 6, 2013 at 9:00 a.m. Central Time. Investors may listen to the conference call live via webcast at www.DelekLogistics.com by clicking on the Investor Relations tab. Please register at least 15 minutes prior to the call, and install any necessary software. For those who cannot listen to the live webcast, a telephonic replay will be available through February 6, 2014 by dialing (855) 859-2056, passcode 80257122. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) third quarter earnings conference call on November 7, 2013 and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks, risks relating to the securities markets generally, the impact of adverse market conditions affecting the business of Delek Logistics, adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability

The following tables present financial and operational information for the three months and nine months ended September 30, 2013 and 2012. Delek Logistics commenced operations on November 7, 2012 upon successful completion of its initial public offering (the "Offering") and the concurrent contribution of certain assets from its sponsor, Delek US. For accounting purposes, the results from operations prior to November 7, 2012 from the assets and entities that were contributed to us concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Because many of these assets were historically a part of the integrated operations of Delek US, the Predecessor generally recognized the costs and most revenue associated with the gathering, pipeline, transportation, terminalling and storage services provided to Delek US on an intercompany basis or charged low or no throughput or storage fees for transportation.

On July 26, 2013, we acquired from Delek the Tyler Assets. The Tyler Assets were a transfer between entities under common control. Accordingly, the accompanying financial statements of the DKL Predecessor and the Partnership have been retrospectively adjusted to include the historical results of the Tyler Assets for all periods presented through July 26, 2013. We refer to the historical results of the DKL Predecessor and the Tyler Assets collectively as our Predecessor(s).

Non-GAAP Disclosures

EBITDA and Distributable Cash Flow. Delek Logistics defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. Distributable cash flow is defined as EBITDA less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances.

EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing our financial condition, our results of operations and cash flow our business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in our industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012
		Predecessor		Predecessor
Reconciliation of EBITDA to net income:
Net income	$11,386	$(544)	$29,652	$1,360
Add:
Income taxes	307	2,437	547	5,183
Depreciation and amortization	2,844	2,616	9,074	7,720
Interest expense, net	1,194	667	2,763	1,777
EBITDA	$15,731	$5,176	$42,036	$16,040

Reconciliation of EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$18,998	$(5,634)	$35,484	$(4,532)
Amortization of unfavorable contract liability to revenue	622	—	1,956	—
Amortization of deferred financing costs	(187)	(52)	(560)	(146)
Accretion of asset retirement obligations	(65)	(26)	(163)	(79)
Deferred taxes	(59)	127	(42)	135
Loss on asset disposals	—	(5)	—	(5)
Stock-based compensation expense	(67)	(39)	(179)	(92)
Changes in assets and liabilities	(5,012)	7,701	2,230	13,799
Income taxes	307	2,437	547	5,183
Interest expense, net	1,194	667	2,763	1,777
EBITDA	$15,731	$5,176	$42,036	$16,040

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$15,731		$42,036
Less: Cash interest, net	885		2,268
Less: Maintenance and Regulatory capital expenditures	923		2,715
Less: Capital improvement expenditures	93		630
Add: Reimbursement from Delek for capital expenditures	—		463
Less: Income tax expense	307		547
Add: Non-cash unit-based compensation expense	68		175
Less: Amortization of deferred revenue	77		154
Less: Amortization of unfavorable contract liability	622		1,956
Distributable cash flow	$12,892		$34,404

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Predecessor - Tyler Assets	Three Months Ended
($ in thousands)	7/1/13 - 9/30/13	7/1/13 - 7/26/13	Sept. 30, 2013
Reconciliation of EBITDA to net income:
Net income	$12,545	$(1,159)	$11,386
Add:
Income tax expense	307	—	307
Depreciation and amortization	2,600	244	2,844
Interest expense, net	1,194	—	1,194
EBITDA	$16,646	$(915)	$15,731

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$18,998	$—	$18,998
Amortization of unfavorable contract liability to revenue	622	—	622
Amortization of deferred financing costs	(187)	—	(187)
Accretion of asset retirement obligations	(65)	—	(65)
Deferred taxes	(59)	—	(59)
Loss on asset disposals	—	—	—
Stock-based compensation expense	(67)	—	(67)
Changes in assets and liabilities	(5,012)	—	(5,012)
Income taxes	307	—	307
Interest expense, net	1,194	—	1,194
EBITDA	$15,731	$—	$15,731

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$15,731	$—	$15,731
Less: Cash interest, net	885	—	885
Less: Maintenance and Regulatory capital expenditures	923	—	923
Less: Capital improvement expenditures	93	—	93
Add: Reimbursement from Delek for capital expenditures	—	—	—
Less: Income tax expense	307	—	307
Add: Non-cash unit-based compensation expense	68	—	68
Less: Amortization of deferred revenue	77	—	77
Less: Amortization of unfavorable contract liability	622	—	622
Distributable cash flow	$12,892	$—	$12,892

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$6,712	$23,452
Accounts receivable	34,611	27,725
Inventory	21,239	14,351
Deferred tax assets	14	14
Other current assets	592	169
Total current assets	63,168	65,711
Property, plant and equipment:
Property, plant and equipment	229,753	216,048
Less: accumulated depreciation	(33,264)	(24,991)
Property, plant and equipment, net	196,489	191,057
Goodwill	10,454	10,454
Intangible assets, net	11,647	12,430
Other non-current assets	5,620	3,664
Total assets	$287,378	$283,316
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,995	$21,849
Accounts payable to related parties	14,908	10,148
Fuel and other taxes payable	6,683	4,650
Accrued expenses and other current liabilities	6,348	3,650
Total current liabilities	54,934	40,297
Non-current liabilities:
Revolving credit facility	161,000	90,000
Asset retirement obligations	3,340	3,177
Deferred tax liability	59	17
Other non-current liabilities	7,965	9,810
Total non-current liabilities	172,364	103,004
Equity:
Predecessor division equity	—	35,590
Common unitholders - public; 9,237,563 units issued and outstanding at September 30, 2013 (9,200,000 at December 31, 2012)	184,656	178,728
Common unitholders - Delek; 2,799,258 units issued and outstanding at September 30, 2013 (2,799,258 at December 31, 2012)	(181,071)	(127,129)
Subordinated unitholder - Delek; 11,999,258 units issued and outstanding at September 30, 2013 (11,999,258 at December 31, 2012)	58,697	52,875
General Partner unitholder - Delek; 490,532 units issued and outstanding at September 30, 2013 (489,766 at December 31, 2012)	(2,202)	(49)
Total equity	60,080	140,015
Total liabilities and equity	$287,378	$283,316

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2012	2013	2012
		Predecessor		Predecessor
	(In thousands, except unit and per unit data)
Net sales	$243,295	$271,806	$684,331	$773,369
Operating costs and expenses:
Cost of goods sold	218,222	255,281	614,048	729,750
Operating expenses	7,474	9,540	23,075	20,637
General and administrative expenses	1,868	1,804	5,172	6,937
Depreciation and amortization	2,844	2,616	9,074	7,720
Loss on sale of assets	—	5	—	5
Total operating costs and expenses	230,408	269,246	651,369	765,049
Operating income	12,887	2,560	32,962	8,320
Interest expense, net	1,194	667	2,765	1,777
Income before income tax expense	11,693	1,893	30,199	6,543
Income tax expense	307	2,437	547	5,183
Net income (loss)	11,386	(544)	29,652	1,360
Loss attributable to predecessors	(1,159)	(544)	(6,853)	1,360
Net income attributable to partners	12,545	—	36,505	—
Comprehensive income attributable to partners	$12,545	$—	$36,505	$—

Less: General partner's interest in net income (2%)	250		729
Limited partners' interest in net income	$12,295		$35,776

Net income per limited partner unit:
Common units - (basic)	$0.51		$1.49
Common units - (diluted)	$0.51		$1.48
Subordinated units - Delek (basic and diluted)	$0.51		$1.49

Weighted average limited partner units outstanding:
Common units - basic	12,036,821		12,014,445
Common units - diluted	12,188,342		12,152,657
Subordinated units - Delek (basic and diluted)	11,999,258		11,999,258

Cash distribution per unit	$0.405		$1.185

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Predecessor - Tyler Assets	Three Months Ended
	7/1/13 - 9/30/13	7/1/13 - 7/26/13	September 30, 2013

	(In thousands, except unit and per unit data)
Net Sales	$243,295	$—	$243,295
Operating costs and expenses:
Cost of goods sold	218,222	—	218,222
Operating expenses	6,645	829	7,474
General and administrative expenses	1,782	86	1,868
Depreciation and amortization	2,600	244	2,844
Total operating costs and expenses	229,249	1,159	230,408
Operating income	14,046	(1,159)	12,887
Interest expense, net	1,194	—	1,194
Net income before income tax expense	12,852	(1,159)	11,693
Income tax expense	307	—	307
Net income	12,545	(1,159)	11,386
Less: Loss attributable to Predecessors	—	(1,159)	(1,159)
Net income attributable to partners	$12,545	$—	$12,545

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2013	2012
		Predecessor
Cash Flow Data
Cash flows provided by (used in) operating activities:	$35,484	$(4,532)
Cash flows used in investing activities:	(13,603)	(39,970)
Cash flows (used in) provided by financing activities:	(38,621)	44,680
Net (decrease) increase in cash and cash equivalents	$(16,740)	$178

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended September 30, 2013
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$15,743	$227,552	$243,295
Operating costs and expenses:
Cost of goods sold	—	218,222	218,222
Operating expenses	5,972	1,502	7,474
Segment contribution margin	$9,771	$7,828	17,599
General and administrative expenses			1,868
Depreciation and amortization			2,844
Gain on disposal of assets			—
Operating income			$12,887
Total assets	$164,963	$122,415	$287,378

Capital spending
Maintenance capital spending	$1,005	$484	$1,489
Expansion capital spending	60	33	93
Total capital spending (1)	$1,065	$517	$1,582
(1)The information presented includes the results of operations of our Predecessors.

	Three Months Ended September 30, 2012 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$7,960	$263,846	$271,806
Operating costs and expenses:
Cost of goods sold	—	255,281	255,281
Operating expenses	7,241	2,299	9,540
Segment contribution margin	$719	$6,266	6,985
General and administrative expenses			1,804
Depreciation and amortization			2,616
Gain on disposal of assets			5
Operating income			$2,560
Total assets	$145,380	$139,446	$284,826

Capital spending
Maintenance capital spending	$3,558	$—	$3,558
Expansion capital spending	1,506	324	1,830
Total capital spending	$5,064	$324	$5,388

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Pipelines & Transportation
	Delek Logistics Partners, LP 7/1/13 - 9/30/13	Predecessor - Tyler Assets 7/1/13 - 7/26/13	Three Months Ended September 30, 2013
Net sales	$15,743	$—	$15,743
Operating costs and expenses:
Cost of goods sold	—	—	—
Operating expenses	5,296	676	5,972
Segment contribution margin	$10,447	$(676)	$9,771

Total capital spending	$772	$293	$1,065

	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP 7/1/13 - 9/30/13	Predecessor - Tyler Assets 7/1/13 - 7/26/13	Three Months Ended September 30, 2013
Net sales	$227,552	$—	$227,552
Operating costs and expenses:
Cost of goods sold	218,222	—	218,222
Operating expenses	1,349	153	1,502
Segment contribution margin	$7,981	$(153)	$7,828

Total capital spending	$517	$—	$517

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Nine Months Ended September 30, 2013
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$43,008	$641,323	$684,331
Operating costs and expenses:
Cost of goods sold	—	614,048	614,048
Operating expenses	15,320	7,755	23,075
Segment contribution margin	$27,688	$19,520	47,208
General and administrative expenses			5,172
Depreciation and amortization			9,074
Gain on disposal of assets			—
Operating income			$32,962

Capital spending
Maintenance capital spending	$5,934	$1,317	$7,251
Expansion capital spending	579	51	630
Total capital spending (1)	$6,513	$1,368	$7,881
(1)The information presented includes the results of operations of our Predecessors.

	Nine Months Ended September 30, 2012 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$21,440	$751,929	$773,369
Operating costs and expenses:
Cost of goods sold	—	729,750	729,750
Operating expenses	16,149	4,488	20,637
Segment contribution margin	$5,291	$17,691	22,982
General and administrative expenses			6,937
Depreciation and amortization			7,720
Gain on disposal of assets			5
Operating income			$8,320

Capital spending
Maintenance capital spending	$13,512	$202	$13,714
Expansion capital spending	1,888	1,098	$2,986
Total capital spending	$15,400	$1,300	$16,700

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012 (1)	2013	2012 (1)
		Predecessor		Predecessor
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	47,675	44,492	47,331	46,989
Refined products pipelines to Enterprise Systems	52,301	42,862	47,691	44,495
SALA Gathering System	21,921	20,824	22,236	20,434
East Texas Crude Logistics System	10,148	58,652	24,104	54,164
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,698	58,708	55,988	55,875
West Texas marketing throughputs (average bpd)	18,966	16,714	18,206	16,026
West Texas marketing margin per barrel	$1.63	$3.01	$2.41	$2.25
Bulk Biofuels	—	5,693	—	5,315
Terminalling throughputs (average bpd)	74,024	15,465	73,996	73,157
(1)The information presented includes the results of operations of our Predecessors. Prior to the completion of the Offering and the Tyler Acquisition, the Predecessors did not record all revenues for intercompany gathering, pipeline transportation, terminalling and storage services. Volumes for all periods presented include both affiliate and third-party throughput.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	Predecessor - Tyler Assets	Three Months Ended September 30,
	7/1/13 - 9/30/13	7/1/13 - 7/26/13	2013

Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	47,675	—	47,675
Refined products pipelines to Enterprise Systems	52,301	—	52,301
SALA Gathering System	21,921	—	21,921
East Texas Crude Logistics System	10,148	—	10,148
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,698	—	61,698
West Texas marketing throughputs (average bpd)	18,966	—	18,966
West Texas marketing margin per barrel	$1.63	$—	$1.63
Bulk Biofuels	—	—	—
Terminalling throughputs (average bpd)	57,476	60,894	74,024

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